EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 240 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), and the Portfolios listed on the attached Appendix A, appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2015

Appendix A

Report Date

Funds

February 20, 2015

Eaton Vance Stock Fund

February 20, 2015

Eaton Vance Tax-Managed Growth Fund 1.1

February 20, 2015

Eaton Vance Tax-Managed Growth Fund 1.2

February 23, 2015

Parametric Commodity Strategy Fund

Portfolio whose financial statements are included in one or more of the above Funds annual reports for the year ending December 31, 2014:

Report Date

Portfolio

February 20, 2015

Stock Portfolio

February 20, 2015

Tax-Managed Growth Portfolio